Exhibit 99.1

Lenox Bancorp, Inc. Announces Earnings

CINCINNATI, April 22, 2002--Lenox Bancorp, Inc. (LNXC) the holding company of Lenox Savings Bank, announced earnings of $65,000 or $0.19 per share for the first quarter of 2002 compared to earnings of $37,000 or $0.13 per share for the first quarter of 2001.

Following the completion of its joint Safety and Soundness Examination by FDIC and the Ohio Division of Financial Institutions the first quarter in 2002, Lenox Savings Bank received notification April 16, 2002, the Memorandum of Understanding imposed in 1999 by its regulatory agencies has been removed. This is attributable to significant improvement in the financial condition of the Bank.

Lenox Bancorp, Inc. with $61 million in assets operates two full service offices in Greater Cincinnati. The Corporation's common stock is traded on Bulletin Board under the symbol "LNXC."

                          LENOX BANCORP, INC.
                      CONSOLIDATED BALANCE SHEETS
                        (DOLLARS IN THOUSANDS)
                                                     March 31,
                                                2002           2001
                                            -------------  -------------
ASSETS
Cash and due from banks                           $3,917         $3,729
Investment Securities                              6,674          6,682
Loan receivable, net                              46,992         55,991
Property and equipment, net                        1,181          1,246
Federal Home Loan Bank stock                       1,907          1,796
Other Assets                                         606            944
                                            -------------  -------------
                TOTAL ASSETS                     $61,278        $70,388
                                            =============  =============

LIABILITIES
Total Deposits                                   $31,862        $36,499
Federal Home Loan Bank Advances                   23,115         28,329
Other Liabilities                                    677            656
                                            -------------  -------------
             TOTAL LIABILITIES                   $55,653        $65,484
                                            =============  =============

CAPITAL
Additional paid in Capital and
     Retained Earnings                             8,206          7,511
Treasury Stock                                   (2,567)        (2,567)
FAS 115 unrealized gain (loss)                      (14)           (40)
                                            -------------  -------------
               TOTAL CAPITAL                       5,624          4,904
                                            =============  =============
TOTAL LIABILITIES AND CAPITAL                    $61,278        $70,388
                                            =============  =============

                   CONSOLIDATED STATEMENT OF INCOME

                                            For 3 Months Ending March 31
                                                2002           2001
                                            -------------  -------------
Total Interest Income                             $1,049         $1,287
Total Interest Expense                               600            879
                                            -------------  -------------
Net Interest Income                                  449            408
Provision for loan losses                             15              9
                                            -------------  -------------
Net interest income after Provision                  434            399
Total Other Income                                   130            131
Total Other Expense                                  469            470
Total Tax Expense                                     30             23
                                            -------------  -------------
Net Income After Taxes                               $65            $37
                                            =============  =============
             EARNINGS PER SHARE                    $0.19          $0.13
                                            =============  =============

                               Unaudited